Exhibit 32.1

Section 1350 Certification

In connection with the Annual Report on Form 10-K of Surna Inc. (the “Company”) for the fiscal year ended December 31, 2016 as filed with the Securities and Exchange Commission (the “Report”), I, Stephen Keen, Chief Executive Officer, and Dean Skupen, Principal Financial and Accounting Officer, of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

March 31, 2017	/s/ Trent Doucet
Trent Doucet
Chief Executive Officer (Principal Executive Officer)

March 31, 2017	/s/ Dean S Skupen
Dean S Skupen
Principal Financial and Accounting Officer